                                                                  Exhibit 3


       STOCKHOLDER AGREEMENT dated as of June 20, 1996, among WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Parent"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").


   WHEREAS Parent, R Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and INFINITY BROADCASTING CORPORATION, a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

   WHEREAS each Stockholder owns the number of shares of Class A Common Stock, par value $.002 per share, of the Company (the "Class A Common Stock") and of Class B Common Stock, par value $.002 per share, of the Company (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") set forth opposite his or its name on Schedule A attached hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

   WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement;

   NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

   1. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of himself or itself as follows:

   (a) AUTHORITY. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. If the Stockholder is married and the Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. Each Stockholder will execute a power of attorney in favor of at least two other Stockholders with respect to the matters covered by Sections 3(a) and (b) in the event of incapacity of any Stockholder.

   (b) THE SUBJECT SHARES. The Stockholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his or its name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his or its name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

   2. REPRESENTATIONS AND WARRANTIES OF PARENT. (a) Parent hereby represents and warrants to each Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the articles of incorporation or by-laws of Parent, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent's property or assets.

   3. COVENANTS OF EACH STOCKHOLDER. Until the termination of this Agreement in accordance with Section 7, each Stockholder, severally and not jointly, agrees as follows:

   (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall, including by initiating a written consent solicitation if requested by Parent, vote (or cause to be voted) the Subject Shares (and each class thereof) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

   (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other takeover proposal as such term is defined in Section 8.03(h) of the Merger Agreement (a "Takeover Proposal") or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of each class of Company Common Stock. Subject to Section 9, the Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

   (c)  Except as provided in the immediately succeeding sentence of this
  Section 3(c), the Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares to any person other than pursuant to the terms of the Merger, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Takeover Proposal or (iii) convert (or cause to be converted) any of the Subject Shares consisting of Class B Common Stock into Class A Common Stock, and agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the following Transfers (and any related conversions of Class B Common Stock into Class A Common Stock) shall be permitted at any time:

     (x) the Stockholder shall have the right, for estate planning purposes, to Transfer Subject Shares to a transferee if and only if such transfer will not result in the automatic conversion of Class B Common Stock to Class A Common Stock and only following the due execution and delivery to Parent by each transferee of a counterpart to this Agreement;

     (y) Mel Karmazin, a Stockholder identified on Schedule A attached hereto (the "Designated Stockholder"), shall have the right to Transfer (in the case of clauses (B) and (C) below, after first converting such shares to shares of Class A Common Stock) (A) 353,967 shares of Class A Common Stock to satisfy certain existing obligations, (B) up to 750,000 shares of Class B Common Stock in order to satisfy certain existing obligations and (C) up to that number of shares of Class B Common Stock as may be reasonably necessary to pay the reasonably estimated taxes incurred by the Designated Stockholder in connection with any exercise of options pursuant to Section 4(a), in each case so long as all such shares are acquired by the Designated Stockholder pursuant to exercises of options in respect of Class B Common Stock after the date hereof; and

     (z) Gerald Carrus and Michael A. Wiener, each Stockholders identified on Schedule A attached hereto (together with the Designated Stockholder, the "Principal Stockholders"), shall each have the right to Transfer up to 100,000 shares of Class B Common Stock (after first converting such shares to shares of Class A Common Stock).

   (d) Subject to the terms of Section 9, during the term of this Agreement, the Stockholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

   (e) Until after the Merger is consummated or the Merger Agreement is terminated, the Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

   (f) (i) In the event that the Merger Agreement shall have been terminated under circumstances where Parent is or may become entitled to receive the Termination Fee, each Stockholder shall pay to Parent on demand an amount equal to all profit (determined in accordance with Section 3(f)(ii)) of such Stockholder from the consummation of any Takeover Proposal that is consummated within two years of such termination.

   (ii) For purposes of this Section 3(f), the profit of any Shareholder from any Takeover Proposal shall equal (A) the aggregate consideration received by such Stockholder pursuant to such Takeover Proposal, valuing any non-cash consideration (including any residual interest in the Company) at its fair market value on the date of such consummation plus (B) the fair market value, on the date of disposition, of all Subject Shares of such Stockholder disposed of after the termination of the Merger Agreement and prior to the date of such consummation less (C) the fair market value of the aggregate consideration that would have been issuable or payable to such Stockholder if he had received the Merger Consideration pursuant to the Merger Agreement as originally executed, valued as of immediately prior to the first public announcement by the Company of its intention to terminate the Merger Agreement to pursue a superior proposal as if the Merger had been consummated on the date of such public announcement.

   (iii) In the event that (x) prior to the Effective Time, a Takeover Proposal shall have been made and (y) the Effective Time of the Merger shall have occurred and Parent for any reason shall have increased the amount of Merger Consideration payable over that set forth in the Merger Agreement in effect on the date hereof (the "Original Merger Consideration"), each Stockholder shall pay to Parent on demand an amount in cash equal to the product of (i) the number of Subject Shares of such Stockholder and (ii) 100% of the excess, if any, of
  (A) the per share cash consideration or the per share fair market value of any non-cash consideration, as the case may be, received by the Stockholder as a result of the Merger, as amended, determined as of the Effective Time of the Merger, over (B) the fair market value of the Original Merger Consideration determined as of the time of the first increase in the amount of the Original Merger Consideration.

   (iv) For purposes of this Section 3(f), the fair market value of any non-cash consideration consisting of:

     (A) securities listed on a national securities exchange or traded on the NASDAQ/NMS shall be equal to the average closing price per share of such security as reported on such exchange or NASDAQ/NMS for the five trading days after the date of determination; and

     (B) consideration which is other than cash or securities of the form specified in clause (i) of this Section 3(f)(iv) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within 10 business days of the event requiring selection of such banking firm; PROVIDED, HOWEVER, that if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; provided further, that the fees and expenses of such investment banking firm shall be borne equally by Parent, on the one hand, and the Stockholders, on the other hand. The determination of the investment banking firm shall be binding upon the parties.

   (v) Any payment of profit under this Section 3(f) shall (x) if paid in cash, be paid by wire transfer of same day funds to an account designated by Parent and (y) if paid through a mutually agreed transfer of securities, be paid through delivery of such securities, suitably endorsed for transfer.

   4. ADDITIONAL AGREEMENTS OF DESIGNATED STOCKHOLDER. (a) The Designated Stockholder owns validly issued and outstanding options and warrants to acquire a number of shares of Class A Common Stock and of Class B Common Stock, in each case as set forth opposite his name on Schedule A attached hereto. All such options and warrants are fully vested and freely exercisable by the Designated Stockholder to acquire any or all such shares at any time at his option; PROVIDED that the Designated Stockholder shall not take any action that would affect such full vesting or continued free exercisability and shall not Transfer such options and warrants except pursuant to Section 3(c)(y). The Designated Stockholder hereby agrees with Parent that, if so requested by Parent at a time and from time to time prior to when Parent believes the record date for a stockholder vote contemplated by Sections 3(a) or (b) is reasonably likely to arise and Parent reasonably believes such exercise will be necessary to ensure the required vote to approve the Merger, the Designated Stockholder will exercise such number of options and/or warrants as are sufficient, after giving effect to the exercises and any Transfers contemplated by Section 3(c)(y)(C), to ensure that the Subject Shares continue to represent a majority of the outstanding voting power of the outstanding capital stock of the Company entitled to vote on the matters referred to in Sections 3(a) and (b) (the "Sufficient Number"); provided, however, that, notwithstanding the foregoing, the Designated Stockholder shall not be obligated to exercise options under this Section 4(a) to the extent that the shortfall in reaching the Sufficient Number of votes results from the death of one or more of the Principal Stockholders. Any shares of Common Stock received by the Designated Stockholder upon such exercise shall automatically at such time become "Subject Shares" for all purposes hereunder

   (b) For a period of two years following the Effective Time, except as otherwise required by law and except for the Transfer during the second year of such two-year period of up to 20% of the aggregate number of shares of Parent Common Stock received by the Designated Stockholder in the Merger in exchange for the Subject Shares of the Designated Stockholder or following the Effective Time upon the exercise of Adjusted Options (the "Subject Parent Shares"), the Designated Stockholder agrees not to Transfer, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any such Subject Parent Shares, provided he can transfer Subject Parent Shares to his former spouse as part of the currently contemplated settlement so long as she agrees to be bound by the terms of this
Section 4(b).

   5. FURTHER ASSURANCES. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

   6. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any holding company of Parent that may be created as contemplated by Section 1.01(c) of the Merger Agreement or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   7. TERMINATION. This Agreement shall terminate upon the earlier of (a) 15 months from the date hereof or (b) the Effective Time of the Merger; provided, however, that the Company is not in breach of its obligations under the Merger Agreement and none of the Stockholders are in breach of their obligations under this Agreement, this Agreement shall terminate at the time the Merger Agreement is terminated (i) pursuant to Section 7.01(a) thereof, (ii) by the Company (A) pursuant to Section 7.01(b)(i) thereof as a result of the Parent Shareholder Approval not having been obtained or (B) pursuant to Section 7.01(b)(ii) thereof (unless a Takeover Proposal has been made), or (iii) (unless a Takeover Proposal has been made) otherwise pursuant to its terms solely because the FCC shall have issued a final, nonappealable order that fails to satisfy the conditions set forth in Section 6.01(b) (after giving effect to any waiver thereof by Parent). Notwithstanding the foregoing, Sections 3(f) and 4(b) shall survive the consummation of the Merger or the termination of the Merger Agreement for the respective periods of time specified therein.

   8.  GENERAL PROVISIONS.

   (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

   (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with
  Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

   (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

   (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

   (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

   (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

   9. STOCKHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

   10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.
In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

   IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.


                                  WESTINGHOUSE ELECTRIC CORPORATION,


                                  By: /s/ FREDRIC G. REYNOLDS
                                      -------------------------------
                                      Name:
                                      Title:

        IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officers thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.


                                        WESTINGHOUSE ELECTRIC
                                          CORPORATION


                                        By:
                                            ----------------------------------
                                             Name:
                                             Title:


                                        Stockholders:

                                        GERALD CARRUS

                                        By:  /s/  GERALD CARRUS
                                             ----------------------------------
                                             Name:
                                             Title:


                                        JRSW PARTNERS, L.P.

                                        By:  /s/  GERALD CARRUS
                                             ----------------------------------
                                             Name:
                                             Title:


                                        STEVEN D. CARRUS

                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                        MICHAEL A. WIENER

                                        By:  /s/  MICHAEL A. WIENER
                                             ----------------------------------
                                             Name:
                                             Title:

                                        THE ZENA AND MICHAEL A.
                                          WIENER FOUNDATION

                                        By: /s/ MICHAEL A. WIENER
                                            ----------------------------------
                                             Name:
                                             Title: Director & President


                                        ZENA WIENER

                                        By:  /s/  ZENA WIENER
                                             ----------------------------------
                                             Name:
                                             Title:


                                        THE ZENA WIENER 1994 TRUST

                                        By:  /s/  ZENA WIENER
                                             ----------------------------------
                                             Name:
                                             Title: Trustee



                                        THE MICHAEL A. WIENER 1993 TRUST

                                        By:  /s/  MICHAEL A. WIENER
                                             ----------------------------------
                                             Name:
                                             Title: Trustee


                                        MEL KARMAZIN

                                        By:  /s/ MEL KARMAZIN
                                             ----------------------------------
                                             Name:
                                             Title:

        IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officers thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.


                                        WESTINGHOUSE ELECTRIC
                                          CORPORATION


                                        By:
                                            ----------------------------------
                                             Name:
                                             Title:


                                        Stockholders:

                                        GERALD CARRUS

                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                        JRSW PARTNERS, L.P.

                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                        STEVEN D. CARRUS

                                        By:  /s/ STEVEN D. CARRUS
                                             ----------------------------------
                                             Name:
                                             Title:


                                        MICHAEL A. WIENER

                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                                             SCHEDULE A

- -------------------------------------------------------------------------------------------------------------------
                                       Shares of Class       Shares of Class         Options and
         Name                          A Common Stock        B Common Stock        Deferred Shares      Warrants
- -------------------------------------------------------------------------------------------------------------------
Gerald Carrus                              --                  3,897,027                 --                --
c/o Infinity Broadcasting
Corporation
600 Madison Avenue
New York, New York 10022
- -------------------------------------------------------------------------------------------------------------------
JRSW Partners, L.P.                        --                   225,000                  --                --
(Carrus family limited
partnership)
c/o Infinity Broadcasting
Corporation
600 Madison Avenue
New York, New York 10022
- -------------------------------------------------------------------------------------------------------------------
Steven D. Carrus                           --                    750                     --                --
c/o Infinity Broadcasting
Corporation
600 Madison Avenue
New York, New York 10022
- -------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------
                                       Shares of Class       Shares of Class         Options and
         Name                          A Common Stock        B Common Stock        Deferred Shares      Warrants
- -------------------------------------------------------------------------------------------------------------------
Michael W. Wiener                          --                  3,164,976                  --                --
c/o Infinity Broadcasting
Corporation
600 Madison Avenue
New York, New York 10022
- -------------------------------------------------------------------------------------------------------------------
The Zena and                               --                   63,000                    --                --
Michael A. Wiener Foundation
c/o Infinity Broadcasting
Corporation
600 Madison Avenue
New York, New York 10022
- -------------------------------------------------------------------------------------------------------------------
Zena Wiener                                --                   14,344                    --                --
c/o Infinity Broadcasting
Corporation
600 Madison Avenue
New York, New York 10022
- -------------------------------------------------------------------------------------------------------------------
The Zena Wiener 1994 Trust                 --                 165,657                     --                --
c/o Infinity Broadcasting
Corporation
600 Madison Avenue
New York, New York 10022
- -------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------
                                       Shares of Class       Shares of Class         Options and
         Name                          A Common Stock        B Common Stock        Deferred Shares      Warrants
- -------------------------------------------------------------------------------------------------------------------
The Michael Wiener 1993 Trust               --                  163,504                  --                --
c/o Infinity Broadcasting
Corporation
600 Madison Avenue
New York, New York 10022
- -------------------------------------------------------------------------------------------------------------------
Mel Karmazin                              353,967               616,207               5,985,480          72,989
c/o Infinity Broadcasting
Corporation
600 Madison Avenue
New York, New York 10022
- -------------------------------------------------------------------------------------------------------------------